UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2018

VECTREN CORPORATION
(Exact name of registrant as specified in its charter)

Commission File No.	Registrant, State of Incorporation, Address, and Telephone Number	I.R.S Employer Identification No.

1-15467	Vectren Corporation	35-2086905
(An Indiana Corporation)
One Vectren Square,
Evansville, Indiana 47708
(812) 491-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01.  Other Events

Vectren Corporation (Vectren) has an investment in ProLiance Holdings, LLC (ProLiance), an affiliate of Vectren and Citizens Energy Group (Citizens). Vectren’s ownership share is 61%, which it accounts for using the equity method.  ProLiance’s primary investment, through subsidiary ProLiance Transportation and Storage, LLC (PT&S), is in LA Storage, LLC (LA Storage).  PT&S and Sempra Energy International (SEI), a subsidiary of Sempra Energy (Sempra), through a joint venture, have a 100 percent interest in LA Storage, a development project for salt-cavern natural gas storage facilities. PT&S is the minority member with a 25 percent interest, which it accounts for using the equity method.

On June 27, 2018, Sempra announced a plan to divest of certain natural gas storage assets and a resulting impairment charge related to those assets.  Though not noted specifically in Sempra’s announcement, it is likely that the impairment charge to be recorded by Sempra will include an amount related to the LA Storage assets. Vectren is evaluating the potential impacts of Sempra’s announcement and, to the extent appropriate, will reflect any impairment charge in the quarter ended June 30, 2018. At March 31, 2018, Vectren’s total investment in ProLiance was $23.1 million.

Item 9.01.    Exhibits.

Exhibit Number	Description
99.1	Cautionary Statement for Purposes of the "Safe Harbor" Provisions of the Private Securities Litigation Reform Act of 1995

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTREN CORPORATION
July 2, 2018

/s/ M. Susan Hardwick
M. Susan Hardwick
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

The following Exhibits are filed as part of this Report to the extent described in Item 8.01:

Exhibit Number	Description
99.1	Cautionary Statement for Purposes of the "Safe Harbor" Provisions of the Private Securities Litigation Reform Act of 1995